EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our reports dated March 29, 2007 (which audit reports express an unqualified opinion on the financial statements and financial statement schedule and include explanatory paragraphs referring to the restatement of the financial statements, withdrawal of a previous report and our consideration of internal control over financial reporting and also includes a separate report titled "Comments by Independent Registered Chartered Accountants on Canada – United States of America Reporting Differences" referring to conditions and events that cast substantial doubt on the Company’s ability to continue as a going concern), relating to the financial statements and financial statement schedules of Zi Corporation, appearing in the Annual Report on Form 20-F of Zi Corporation for the year ended December 31, 2006, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

"/s/ DELOITTE & TOUCHE LLP"

Independent Registered Chartered Accountants
Calgary, Canada
May 7, 2007